UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

ALLARITY THERAPEUTICS, INC.

(Exact name of registrant as specified in our charter)

Delaware	001-41160	87-2147982
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Broadway, Suite 201 Cambridge, MA	02139
(Address of Principal Executive Offices)	(Zip Code)

(401) 426-4664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALLR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) The information set forth under Item 5.02 below is incorporated by reference into this Item 3.01.

As disclosed below, the Board of Directors (the “Board”) of Allarity Therapeutics, Inc. (the “Company”) has appointed three (3) new independent directors, which will be effective as of August 1, 2023. Upon the effective of such appointments, the Company’s Board will consist of six (6) directors, four (4) of whom are independent, the Audit Committee will consist of three (3) members, all of whom are independent, and the Compensation Committee will consist of three (3) members, all of whom are independent.

As disclosed below, on July 21, 2023, Dr. David Roth resigned as a director of the Company and, as a result of his resignation, the Company as of such date had only one independent director on each of the Company’s Board, Audit Committee and Compensation Committee. The Company believes that upon the effectiveness of the appointment of the three (3) new independent directors on August 1, 2023, discussed above and below, such appointments will bring the Company into compliance with Nasdaq Listing Rules 5606(b), 5605(c)(2) and 5605(d)(2).

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 21, 2023, the Board of the Company received the resignation of Dr. David Roth as director of the Company, effective immediately. Dr. Roth’s resignation is for personal reasons and not due to any disagreement with the Company’s management team or the Company’s Board on any matter relating to the operations, policies or practices of the Company or any issues regarding the Company’s accounting policies or practices.

(d) On July 21, 2023, the Board increased the fixed number of authorized directors on the Board from five (5) to seven (7). To fill the vacancies, the Board appointed the following individuals as a director of the Company, effective as of August 1, 2023 (the “New Directors”):

Class I Director: Mr. Joe Vazzano, whose term will expire at the Company’s 2026 annual meeting of stockholders or until his respective successors are duly elected and qualified.

Class II Director: Dr. Laura Benjamin, whose term will expire at the Company’s 2024 annual meeting of stockholders or until her respective successors are duly elected and qualified.

Class III Director: Mr. Robert Oliver, whose term will expire at the Company’s 2025 annual meeting of stockholders or until his respective successors are duly elected and qualified.

In connection with the appointment of the New Directors to the Board, the Board has determined that each of the New Directors qualifies as an independent director under the applicable rules of the NASDAQ listing standards and within the meaning of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. In addition, concurrent upon their appointment to the Board, Messrs. Vazzano and Oliver were appointed as members of the Board’s Audit Committee and Compensation Committee, and Mr. Oliver and Dr. Benjamin were appointed as members of the Board’s Nominating and Corporate Governance Committee.

Below are summaries of each of the New Directors’ business experience:

Laura Benjamin, Ph.D. Dr. Benjamin is the Founder and currently serves as Chief Executive Officer of OncXerna Therapeutics, Inc. Prior to this role, Dr. Benjamin was a Vice President in Oncology at Eli Lilly, where she led cancer discovery and translational discovery teams in New York and Indianapolis. She worked closely with the clinical teams to support multiple clinical programs, most notably the ramucirumab program from Phase 2 to commercial launch in colorectal, gastric, and non-small cell lung cancers. Additionally, she helped build the cross-functional initiative to discover, test and advance biomarker development in oncology clinical trials across the portfolio. Prior to joining Lilly, Dr. Benjamin spent 10 years as a tenure track professor in the Department of Pathology at Harvard Medical School. During this time, she supported and mentored Ph.D., postdoctoral, and medical students with NIH and foundation grants. When she left Harvard in 2009, Dr. Benjamin was an Associate Professor and was co-Director of the Vascular Biology Center at the Beth Israel Deaconess Medical Center. Both Dr. Benjamin’s postdoctoral work and academic research at Harvard focused on cellular and molecular mechanisms driving cancer, with a particular interest in the role of the microenvironment on cancer progression and response to targeted therapies. Dr. Benjamin received a B.A. in Biology from Barnard College, Columbia University and a Ph.D. in Molecular Biology from the University of Pennsylvania.

Robert (Bob) Oliver, M.B.A. Mr. Oliver most recently served as President and CEO of Otsuka America Pharmaceutical, Inc., (OAPI). He was responsible for overseeing OAPI’s diverse and growing product portfolio across the neuroscience, cardiovascular, oncology, and medical device markets. Prior to joining Otsuka, Mr. Oliver was Vice President and Global Business Manager for Oncology at Wyeth (now Pfizer.) In his roles there, Mr. Oliver also provided leadership to the Vaccines Division and Primary Care while eventually assuming responsibility for U.S. Commercial Operations, including Puerto Rico and the Caribbean. He began his career in pharmaceuticals with Johnson & Johnson, holding positions of increasing responsibility in sales, marketing, business operations and corporate management. Mr. Oliver also serves as a member of the Board for Academic Fellows at Eastern University, where he mentors doctoral candidates. Mr. Oliver has extensive board experience in the biopharmaceutical industry, currently serving on boards for Exelixis, PysBio Therapeutics, and Hyalo Technologies. He previously served as Board Chairman for Otsuka Canada Pharmaceutical. Mr. Oliver received a bachelor’s degree from Rutgers University and an M.B.A. degree in Marketing from the Haub School of Business at Saint Joseph’s University, where he now sits on the Pharma Board of Advisors.

Joseph Vazzano, CPA. Mr. Vazzano joined Abeona Therapeutics, Inc. (Nasdaq: ABEO) as Chief Financial Officer in March 2022. While at Abeona, Mr. Vazzano has secured multiple equity raises including private placements, a registered direct offering, and at the market transactions. Before joining Abeona, Mr. Vazzano worked at Avenue Therapeutics, Inc. (Nasdaq: ATXI) from August 2017 to January 2022, most recently serving as Avenue’s Chief Financial Officer. During his tenure at Avenue, Mr. Vazzano secured multiple equity financings and served in a leadership role for signing a complex, two-stage acquisition of Avenue with future contingent value rights. Previously, Mr. Vazzano served as Assistant Corporate Controller at Intercept Pharmaceuticals, Inc. (Nasdaq: ICPT) from October 2016 to July 2017, where he helped grow the finance and accounting department during the company’s transition from a development-stage company to a fully integrated commercial organization. Prior to Intercept, Mr. Vazzano has held various finance and accounting roles at Pernix Therapeutics, Inc. and NPS Pharmaceuticals. Mr. Vazzano began his career at KPMG, LLP and has a Bachelor of Science degree in Accounting from Lehigh University and is a Certified Public Accountant in the State of New Jersey.

In connection with their appointment as directors of the Company, the New Directors will enter into the Company’s standard form of indemnification agreement. As compensation for the New Directors’ services as an independent director, which is in accordance with the Company’s standard arrangements for non-employee directors, the New Directors will receive an annual retainer fee of $50,000, payable in cash. In addition, each director will be eligible to receive $7,500 for serving as a member of the Audit Committee, $5,000 for serving as a member of the Compensation Committee, $4,500 for serving as a member of the Nominating and Corporate Governance Committee. In addition, the Board will also grant each New Director options to purchase 2,300 shares of common stock a new equity incentive plan at an exercise equal to the closing price of the Company’s common stock on the date of receipt of stockholder approval of a new equity incentive plan, and will be subject to vesting.

Except as disclosed in this Current Report on Form 8-K, there are no arrangements or understandings with any other person pursuant to which the New Directors were appointed as a director of the Company. There are also no family relationships between the New Directors and any of the Company’s directors or executive officers. Except as disclosed in this Current Report on Form 8-K, each of the New Directors has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of the New Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
99.1	Press Release dated July 24, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allarity Therapeutics, Inc.

	By:	/s/ James G. Cullem
James G. Cullem
Chief Executive Officer

Dated: July 27, 2023

4